UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2014

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	66-0323724
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 South River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Definitive Material Agreement.

Agreement and Plan of Merger and Reorganization

On March 16, 2014, Schawk, Inc., a Delaware corporation (“SGK”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Matthews International Corporation, a Pennsylvania corporation (“Matthews”), Moonlight Merger Sub Corp., a Delaware corporation and a wholly owned direct subsidiary of Matthews (“Merger Sub”), and Moonlight Merger Sub LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Matthews (“Merger Sub 2”).

Pursuant to the Merger Agreement and subject to the satisfaction or waiver of certain conditions described below, Merger Sub will merge with and into SGK (the “First Merger”), with SGK as the surviving corporation in the First Merger (the “Surviving Corporation”).  As part of a single integrated transaction and plan of reorganization, the Surviving Corporation will be merged with and into Merger Sub 2 (the “Second Merger,” and together with the First Merger, the “Merger”), with Merger Sub 2 as the surviving entity of the Second Merger.  Pursuant to the Merger Agreement, each share of common stock of SGK (each, an “SGK Share”), issued and outstanding immediately prior to the consummation of the Merger (other than shares held by stockholders who have exercised and not withdrawn dissenters’ rights for appraisal under Delaware law) will be converted into the right to receive (i) an amount in cash equal to $11.80 and (ii) 0.20582 of a share of Matthews’ common stock (each, a “Matthews Share”).  The ratio of the cash consideration and the stock consideration to be received in the Merger is subject to certain adjustments to ensure the tax-free status of the Merger with respect to the stock consideration.

Matthews and SGK have made mutual customary representations, warranties and covenants in the Merger Agreement, including covenants regarding the operation of their respective businesses prior to the closing.  SGK also made certain additional representations and covenants, including agreeing to (i) cause a stockholder meeting to be held for the purpose of voting upon the Merger Agreement and (ii) refrain from any direct or indirect solicitation, initiation, discussions or negotiations relating to an alternative acquisition proposal, provided that, under limited circumstances as specified in the Merger Agreement, SGK may enter into discussions or negotiations with a person who has made an unsolicited alternative acquisition proposal.  Matthews also made certain additional representations and covenants with respect to the enforceability of its financing commitment letter and agreed to cause a meeting of its shareholders to be held, if it becomes necessary, for the purpose of voting upon the issuance of the Matthews Shares pursuant to the Merger.

The consummation of the Merger is subject to certain conditions, including, among other things, the approval of the Merger Agreement by stockholders of SGK and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”).

The Merger Agreement may be terminated by Matthews and SGK by mutual consent or by either of them under certain circumstances, including if the Merger is not consummated by September 30, 2014 (which date can be extended to October 31, 2014 to obtain regulatory approvals under the HSR Act).  Under certain circumstances, Matthews has the right to terminate the Merger Agreement and receive a termination fee from SGK of $10.5 million plus up to $2.0 million of expenses.  Additionally, if SGK terminates the Merger Agreement due to Matthews' failure to obtain, if necessary, the requisite approval of its shareholders to the issuance of Matthews Shares, SGK has the right to receive a termination fee of $3.0 million plus up to $5.0 million of expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this Current Report by reference.

Lender Consents

As of March 14, 2014, the lenders under the Company’s Second Amended and Restated Credit Agreement, dated as of January 27, 2012, as subsequently amended (the “Credit Agreement”), entered into a Consent Memorandum with SGK (the “Consent Memorandum”) pursuant to which the lenders agreed that the voting arrangements described in Item 8.01 below would not constitute a “Change of Control” as defined in the Credit Agreement.  Contemporaneously with the entry into the Consent Memorandum, the Company also received consents from the holders of its senior notes, pursuant to which such noteholders consented to similar actions under the applicable note purchase agreements in respect of the voting arrangements described below.

The foregoing description of the consents does not purport to be complete and is qualified in its entirety by reference to the consents, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated into this Current Report by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement.  They are not intended to provide any other factual information about SGK, Matthews, or their respective subsidiaries and affiliates or businesses.  The Merger Agreement contains representations and warranties of Matthews, Merger Sub and Merger Sub 2 solely for the benefit of SGK and representations and warranties of the SGK solely for the benefit of Matthews and Merger Sub.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement as of a specific date. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, the representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement and were used for the purpose of allocating risk among the parties.  Therefore, investors and security holders should not treat them as categorical statements of fact.  Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.  Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about SGK and Matthews and their subsidiaries that the respective companies include in reports and statements they file with the SEC.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the entry into the Merger Agreement, Clarence W. Schawk, Chairman of the Board of Directors, and David A. Schawk, Chief Executive Officer, each entered into agreements to terminate their employment agreements with SGK (collectively, the “Termination Agreements”) effective as of March 16, 2014.  The Termination Agreements did not terminate their employment with SGK or modify their current compensation, and each continues to hold their respective positions and responsibilities with SGK.

The foregoing description of the Termination Agreements does not purport to be complete and is qualified in its entirety by reference to the Termination Agreements, which are filed as Exhibits 10.4 and 10.5 hereto, respectively, and are incorporated into this Current Report by reference.

Item 8.01—Other Events

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, certain members of the Schawk family, both individually and on behalf of trusts for the benefit of certain Schawk family members (collectively, the “Family Shareholders”), who hold or control in the aggregate approximately 61% of the outstanding SGK common stock each entered into a Voting and Support Agreement with Matthews (collectively, the “Voting Agreements”), pursuant to which the Family Shareholders agreed to vote in favor of the approval of the Merger Agreement.  The Voting Agreements also prohibit the Family Shareholders from selling or otherwise transferring their SGK Shares, subject to certain exceptions, and from soliciting or entering into discussions or negotiations concerning alternative acquisition proposals.

Each Voting Agreement provides that in the event SGK, a Family Shareholder or any of their respective affiliates enters into an alternative transaction within 18 months following the termination of the Merger Agreement, the Family Shareholder will be obligated to pay to Matthews an amount equal to the amount, if any, received by the Family Shareholder in excess of the amount that would have been received pursuant to the Merger, provided that the total payments by the Family Shareholders collectively may not exceed $3.0 million.

The Voting Agreements terminate upon the termination of the Merger Agreement, the closing of the Merger, or on the date of any amendment or modification to the Merger Agreement that decreases or changes the form of the stock merger consideration to be paid to the stockholders of SGK in connection with the Merger.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated into this Current Report by reference.

Shareholders’ Agreement

Concurrently with the execution of the Merger Agreement, the Family Shareholders also entered into a Shareholders’ Agreement with Matthews (the “Shareholders’ Agreement”), pursuant to which the Family Shareholders agreed, from and after the closing of the Merger, to vote (i) in favor of all director nominees that have been nominated by the Matthews’ board of directors and (ii) in accordance with the Matthews’ board of directors with respect to any other proposal to be voted on by shareholders of Matthews, in each case until the one-year anniversary of the closing date of the Merger.  Subject to the certain exceptions, the Shareholders’ Agreement also prohibits the Family Shareholders from selling or otherwise transferring their Matthews Shares for a period of 180 days after the closing date of the Merger, except that Matthews Shares owned or controlled by David A. Schawk will be subject to a prohibition on transfer for a period of one-year following the closing of the Merger (or earlier to the extent Mr. Schawk is no longer a director or senior executive officer of Matthews).

Under the Shareholders’ Agreement, Matthews agreed to take all actions necessary to appoint a designee of the Family Shareholders, which initially will be David A. Schawk, to the Matthews board of directors effective as of the closing of the Merger.  Subject to certain terms and conditions, Matthews agreed to continue to nominate and use its reasonable best efforts to cause the shareholders of Matthews to elect to the Matthews board of directors the Family Shareholders’ designee until the Family Shareholders collectively own less than 7.5% of the outstanding Matthews Shares.  The Shareholders’ Agreement also provides the Family Shareholders with certain resale registration rights with respect to their Matthews Shares after the first anniversary of the closing of the Merger.

The foregoing description of the Shareholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholders’ Agreement, which is filed as Exhibit 99.2 hereto and is incorporated into this Current Report by reference.

Item 9.01—Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 2.1— Agreement and Plan of Merger and Reorganization among Schawk, Inc., Matthews International Corporation, Moonlight Merger Sub Corp. and Moonlight Merger Sub LLC, dated as of March 16, 2014.

Exhibit 10.1— Second Amended and Restated Credit Agreement Consent Memorandum dated as of March 14, 2014.

Exhibit 10.2—Consent among Schawk, Inc. and each of the Noteholders signatory thereto dated as of March 14, 2014.

Exhibit 10.3— Consent among Schawk, Inc. and each of the Noteholders signatory thereto dated as of March 14, 2014.

Exhibit 10.4— Termination of Employment and Deferred Compensation Agreements and General Release between Clarence W. Schawk and Schawk, Inc. dated March 16, 2014.

Exhibit 10.5— Termination of Employment Agreement between David A. Schawk and Schawk, Inc. dated March 16, 2014.

Exhibit 99.1— Form of Voting Agreement and Support Agreement by and among certain stockholders of Schawk, Inc. party thereto and Matthews International Corporation dated March 16, 2014.

Exhibit 99.2— Shareholders’ Agreement by and among certain stockholders of Schawk, Inc. party thereto and Matthews International Corporation dated March 16, 2014.

Additional Information and Where To Find It

This report, including the exhibits, relates to a proposed transaction between Matthews and SGK that will become the subject of a registration statement on Form S-4, including a proxy statement/prospectus forming a part thereof, to be filed with the Securities and Exchange Commission (“SEC”).  This document is not a substitute for the registration statement and proxy statement/prospectus expected to be filed with the SEC or any other document that Matthews or SGK may file with the SEC or send to stockholders of SGK in connection with the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, SGK INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY MATTHEWS OR SGK WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus, when available, and other relevant documents filed or that will be filed by Matthews and SGK with the SEC through the website maintained by the SEC at www.sec.gov.  Copies of the registration statement, proxy statement/prospectus and other relevant documents filed by Matthews with the SEC will be available free of charge on its internet website at www.matw.com.  Copies of the proxy statement/prospectus and other relevant documents filed by SGK with the SEC will be available free of charge on SGK’s internet website at www.sgkinc.com.

No Offer or Solicitation

This document does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Matthews, SGK and their respective directors and executive officers may be considered participants in the solicitation of proxies from stockholders of SGK in connection with the proposed transaction.  Information about the directors and executive officers of SGK is currently set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 12, 2013.  Information about the directors and executive officers of Matthews is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on January 21, 2014.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Use of Forward-Looking Statements

This report and accompanying exhibits include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended.  Statements that are not historical facts, including statements about SGK’s managements’ beliefs and expectations, are forward-looking statements.  Words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  While SGK believes its expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond SGK’s control.  By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from those contained in the forward-looking statements because of factors such as, among others, the occurrence of an event, change or other circumstance that could give rise to the termination of the merger agreement; failure or delay in receiving the approval of antitrust authorities necessary to complete the proposed transaction and other required regulatory approvals; any potential need to adjust the purchase price components in order to maintain the tax-free status of the reorganization with respect to the stock consideration; the ability of Matthews to implement plans for the integration of the proposed transaction, including with respect to cost containment and other key strategies; the ability of Matthews to recognize the anticipated synergies and benefits of the proposed transaction; and such other risks and uncertainties detailed in SGK’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in SGK’s Form 10-K for the fiscal year ended December 31, 2013, and in SGK’s subsequent filings with the SEC and in other investor communications of SGK from time to time.  SGK does not undertake to and specifically declines any obligation to update publicly any of these forward-looking statements to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events, and undue reliance should not be placed on such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2014	SCHAWK, INC. By: /s/Timothy J. Cunningham Timothy J. Cunningham Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
2.1	Agreement and Plan of Merger and Reorganization among Schawk, Inc., Matthews International Corporation, Moonlight Merger Sub Corp. and Moonlight Merger Sub LLC, dated as of March 16, 2014.
10.1	Second Amended and Restated Credit Agreement Consent Memorandum dated as of March 14, 2014.
10.2	Consent among Schawk, Inc. and each of the Noteholders signatory thereto dated as of March 14, 2014.
10.3	Consent among Schawk, Inc. and each of the Noteholders signatory thereto dated as of March 14, 2014.
10.4	Termination of Employment and Deferred Compensation Agreements and General Release between Clarence W. Schawk and Schawk, Inc. dated March 16, 2014.
10.5	Termination of Employment Agreement between David A. Schawk and Schawk, Inc. dated March 16, 2014.
99.1	Form of Voting Agreement and Support Agreement by and among certain stockholders of Schawk, Inc. party thereto and Matthews International Corporation dated March 16, 2014.
99.2	Shareholders’ Agreement by and among certain stockholders of Schawk, Inc. party thereto and Matthews International Corporation dated March 16, 2014.